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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 Landacorp, Inc.
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             (Exact name of Registrant as specified in its charter)

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
                Delaware                                                  94-2817962
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(State of Incorporation or organization)                     (I.R.S. Employer Identification No.)

4151 Ashford Donwoody Rd., Suite 505, Atlanta, Georgia                       30319
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     (Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

     Incorporated by reference to Description of Capital Stock section and Shares Eligible for Future Sales sections on pages 54-58 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999, as amended (file number 333-87435) (the "S-1 Registration Statement").

Item 2. Exhibits.

     The following exhibit is filed as a part of this Registration Statement:

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
     *1.1 Form of Second Amended and Restated Certificate of Incorporation of Registrant to be filed with the Secretary of State of Delaware upon closing of the Registrant's initial public offering.
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*    Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  February 8, 2000                Landacorp, Inc.


                                        By: /s/ STEPHEN P. KAY
                                           ------------------------------
                                           Stephen P. Kay,
                                           Chief Operating Officer and
                                           Chief Financial Officer